UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       June 19, 2014

MOVADO GROUP, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)
1-16497	13-2595932
(Commission File Number)	(I.R.S. Employer Identification No.)
650 From Road, Suite 375 Paramus, NJ	07652-3556
(Address of principal executive offices)	(Zip Code)

(201) 267-8000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.       Submission of Matters to a Vote of Security Holders.

(a)   Annual Meeting.  The 2014 Annual Meeting of Shareholders of the Company was held on June 19, 2014.

(b)   Matters Voted Upon; Voting Results.  The following matters were submitted for a vote of the Company’s shareholders.

Matter One.   Election of Directors.     Each of the nine nominees listed below was elected a director of the Company to hold office until the next annual meeting of the shareholders and until his or her successor has been elected and qualified.

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Margaret Hayes Adame	80,504,656	305,791	1,636,686
Peter A. Bridgman	80,768,549	41,898	1,636,686
Richard J. Coté	80,191,397	619,050	1,636,686
Alex Grinberg	80,191,536	618,911	1,636,686
Efraim Grinberg	80,476,013	334,434	1,636,686
Alan H. Howard	80,504,692	305,755	1,636,686
Richard Isserman	80,764,341	46,106	1,636,686
Nathan Leventhal	80,500,284	310,163	1,636,686
Maurice Reznik	80,768,910	41,537	1,636,686

Matter Two.     Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2015.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
82,102,505	328,519	16,109	---

Matter Three.     Approval of the amendment and restatement, effective as of February 1, 2014, of the Company’s Executive Performance Plan, originally established effective February 1, 2001.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
80,330,507	461,223	18,717	1,636,686

Matter Four.     Adoption, on an advisory basis, of a resolution approving the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2014 Annual Meeting of Shareholders.

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining	Number of Broker Non-Votes
79,952,232	680,718	177,497	1,636,686

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2014

MOVADO GROUP, INC.

By:	/s/ Timothy F. Michno
Name: Timothy F. Michno
Title: General Counsel